Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST NEW YORK, NY 10001 _________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com September 6, 2024

FIRM/AFFILIATE OFFICES

—————

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

—————

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

Vaxcyte, Inc.

825 Industrial Road, Suite 300

San Carlos, California

Re:	Vaxcyte, Inc.

Public Offering of Common Stock and Pre-Funded Warrants

Ladies and Gentlemen:

We have acted as special counsel to Vaxcyte, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 10,194,175 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (including 1,893,203 shares of Common Stock subject to an option) (the “Shares”), pre-funded warrants (the “Pre-Funded Warrants”) exercisable for the purchase of up to 2,427,184 shares of Common Stock (the “Warrant Shares”). The Shares and the Pre-Funded Warrants are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-279735) of the Company, relating to the Securities, the Warrant Shares and other securities of the Company, filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2024 under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Vaxcyte, Inc.

September 6, 2024

(b) the prospectus, dated May 24, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated September 3, 2024 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities and the Warrant Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated September 4, 2024 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities and the Warrant Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated September 4, 2024 among the Company and BofA Securities, Inc., Jefferies LLC, Leerink Partners LLC, Goldman Sachs & Co. LLC and Evercore Group L.L.C. as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities;

(f) the Pre-Funded Warrants executed by the Company;

(g) an executed copy of a certificate of Mikhail Eydelman, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(h) a copy of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of August 28, 2024, and certified pursuant to the Secretary’s Certificate;

(i) a copy of the Company’s Amended and Restated Bylaws (the “Bylaws”), as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(j) copies of certain resolutions of the Board of Directors, adopted on May 21, 2024 and August 31, 2024 and certain resolutions of the Pricing Committee thereof, adopted on September 4, 2024, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

Vaxcyte, Inc.

September 6, 2024

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that the issuance of the Shares and the Warrant Shares will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement and the Pre-Funded Warrants.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2. The Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued and delivered upon due exercise of the Pre-Funded Warrants against payment therefor in accordance with the provisions of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

3. The Pre-Funded Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Pre-Funded Warrants are delivered and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Vaxcyte, Inc.

September 6, 2024

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality; and

(f) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company, or the performance by the Company of its obligations under any Transaction Documents, including the sale of the Securities, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company.

In addition, in rendering the foregoing opinions we have assumed that:

(a) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Pre-Funded Warrants: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

Vaxcyte, Inc.

September 6, 2024

(b) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Pre-Funded Warrants, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJH